Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

	(UNAUDITED)
	For the Three Months
	Ended March 31,
	2006	2005
		(A)
Global Services:
Total revenues	$208,213	$169,216
Operating costs and expenses	202,626	165,249
Operating income	5,587	3,967
Interest and other income	684	777
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	6,271	4,744

Minority interest, before income taxes	126	189
Income from investments in unconsolidated subsidiaries, before income taxes	2,830	701
Income from continuing operations, before income taxes	9,227	5,634
Income from discontinued operations, before income taxes	464	—
Income before cumulative effect of a change in accounting principle	9,691	5,634

Cumulative effect of a change in accounting principle, before income taxes	984	—
Income before income taxes	10,675	5,634
Depreciation and amortization	1,992	1,892
Interest	475	146
EBITDA (B)	$13,142	$7,672

Development and Investment:
Total revenues	$9,877	$9,405
Operating costs and expenses	18,902	16,223
Operating loss	(9,025)	(6,818)
Interest and other income	185	144
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(8,840)	(6,674)

Minority interest, before income taxes	(504)	3,026
Income from investments in unconsolidated subsidiaries, before income taxes	721	1,859
Loss from continuing operations, before income taxes	(8,623)	(1,789)
Income (loss) from discontinued operations, before income taxes	3,314	(525)
Loss before cumulative effect of a change in accounting principle	(5,309)	(2,314)

Cumulative effect of a change in accounting principle, before income taxes	673	—
Loss before income taxes	(4,636)	(2,314)
Depreciation and amortization (C)	708	792
Interest (D)	1,023	1,172
EBITDA (B)	$(2,905)	$(350)

Total:
Total revenues	$218,090	$178,621
Operating costs and expenses	221,528	181,472
Operating loss	(3,438)	(2,851)
Interest and other income	869	921
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(2,569)	(1,930)

Minority interest, before income taxes	(378)	3,215
Income from investments in unconsolidated subsidiaries, before income taxes	3,551	2,560
Income from continuing operations, before income taxes	604	3,845
Income (loss) from discontinued operations, before income taxes	3,778	(525)
Income before cumulative effect of a change in accounting principle	4,382	3,320

Cumulative effect of a change in accounting principle, before income taxes	1,657	—
Income before income taxes	6,039	3,320
Depreciation and amortization (C)	2,700	2,684
Interest (D)	1,498	1,318
EBITDA (B)	$10,237	$7,322

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the three months ended March 31, 2005, have been reclassified to conform to the presentation for the three months ended March 31, 2006. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C) Includes depreciation and amortization related to discontinued operations of $0 and $285 for the three months ended March 31, 2006 and 2005, respectively.

(D)  Includes interest related to discontinued operations of $0 and $638 for the three months ended March 31, 2006 and 2005, respectively.